UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 17, 2007

Handheld Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32985 (Commission File Number)	98-0430675 (IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, California 94107 (Address of Principal Executive Offices)	94107 (Zip Code)

(415) 495-6470

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 17, 2007, Handheld Entertainment, Inc. (the “Company”) accepted subscriptions for 12,767 units (the “Units”), each Unit consisting of 100 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), warrants to purchase 50 shares of Common Stock at an exercise price of $3.50 per share (the “$3.50 Warrants”) and warrants to purchase 50 shares of Common Stock at an exercise price of $4.00 per share (the “$4.00 Warrants,” and together with the $3.50 Warrants, the “Warrants”), for a purchase price of $300 per Unit, which resulted in $3,830,000 gross proceeds to the Company.

The Company has agreed to file a registration statement for the resale of the Common Stock, the Warrants and the shares of Common Stock underlying the Warrants by January 31, 2007, and cause such registration statement to be declared effective by March 15, 2007. If the Company does not file the registration statement by January 31, 2007, the exercise price of the Warrants will be automatically reduced by 5% of the original exercise price. If the Company does not cause such registration to be declared effective by March 15, 2007, the exercise price of the Warrants will be automatically reduced by 10% of the original exercise price, and for every 30 day period thereafter that the Company has still not obtained the effectiveness of the registration statement, the exercise price of the Warrants will be reduced by an additional 5% of the original exercise price.

Pursuant to the terms of the Warrants, the Company may not issue any options or warrants to purchase shares of the Company’s Common Stock with an exercise price lower than $3.50 per share, except for certain exempt issuances to employees and service providers, for a period of six months following the issuance of the Warrants.

The $4.00 Warrants cannot be exercised by the holders thereof prior to July 17, 2007. Following July 17, 2007, the Company may redeem all, and not less than all, of the unexercised $4.00 Warrants for $0.01 per share upon 15 days written notice to the holders, provided that (i) the closing sale price of the Company’s Common Stock is greater than $5.20 for five consecutive trading days prior to giving a redemption notice, (ii) there is an effective registration statement covering the resale of the shares of Common Stock underlying the $4.00 Warrants and (iii) the Common Stock is listed on the Nasdaq Stock Market.

The foregoing is not a complete summary of the terms of the offering described in this Item 1.01, and reference is made to the complete text of the Form of Subscription Agreement, the Form of $4.00 Warrant and the Form of $3.50 Warrant attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to an agreement to sell unregistered sales of equity securities is incorporated by reference into this Item 3.02.

The aggregate purchase price for the Units was $3,830,000. The Units were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On January 18, 2007, the Company issued a press release announcing the sale of the Units.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant to Purchase Common Stock at $4.00 per Share

10.3	Form of Warrant to Purchase Common Stock at $3.50 per Share

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.
Date: January 18, 2007	By:	/s/ Jeff Oscodar
Jeff Oscodar
President and Chief Executive Officer

Exhibit No.	Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant to Purchase Common Stock at $4.00 per Share

10.3	Form of Warrant to Purchase Common Stock at $3.50 per Share

99.1	Press Release